Sale of T-Chek Systems, Inc. Conference Call October 16, 2012 John Wiehoff, Chairman & CEO Chad Lindbloom, CFO Exhibit 99.2

2 Call Agenda • Overview of T-Chek • Transaction summary • Strategic rationale * * * * * * * * * * * * * * * * * * * * * * *

3
T-Chek Systems, Inc.
•
Wholly-owned subsidiary of C.H. Robinson since 1984
•
Payment services: funds transfer, fuel purchasing, vendor payment and expense management tools
•
Major customer segments: truckload and less-than-truckload carriers;
private fleets; truckstop chains
•
For the trailing 12 months ended September 30, 2012:
•
T-Chek payment services net revenue approximately $52 million
•
T-Chek operating income approximately $26 million
•
Approximately 4% of C.H. Robinson total net revenues
•
Approximately 190 employees, primarily in Minnesota
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*

4 Transaction Summary * * * * * * * * * * * * * * * * * * * * * * *

5
Strategic Rationale
•
Significant changes in payment services industry
•
Consolidation
•
Increasing importance of scale
•
Evolving toward financial services
•
People
•
EFS expects to retain a Minnesota presence
•
EFS will work closely with T-Chek senior leadership to integrate the companies
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*